Exhibit 16.1





March 22, 2004



Securities and Exchange Commission
Washington, D.C. 20549

Re:  Greater Community Bancorp
       File No. 01-14294


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Greater Community Bancorp dated March 22, 2004 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP